Exhibit 4.3

WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE REGISTERED HOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Warrant No. 1	Date of Issuance: September 24, 2020

Number of Shares: 440,133

(subject to adjustment)

SCRIBE THERAPEUTICS INC.

STOCK PURCHASE WARRANT

Scribe Therapeutics Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Shellwater & Co., as nominee for The Regents of the University of California, a California public corporation, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 8 of this Warrant) the number of shares set forth above of Common Stock of the Company at a price of $0.52 per share (subject to adjustment as provided herein). The shares purchasable upon exercise of this Warrant, and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

This Warrant is issued pursuant to, and is subject to the terms and conditions of, the Amended and Restated Exclusive License Agreement, dated on or about September 24, 2020, between the Company and the Regents of the University of California (“The Regents”) (the “Agreement”). This Warrant is issued as partial consideration for the execution of the Agreement by The Regents.

1. Number of Shares. Subject to the terms and conditions hereinafter set forth, the Registered Holder is entitled, upon surrender of this Warrant, to purchase from the Company the number of shares (subject to adjustment as provided herein) of Warrant Stock first set forth above.

2. Exercise.

(a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a). At such time, the person or persons in whose name or names any notices of issuance for Warrant Stock shall be issuable upon such exercise as provided in Section 2(d) shall be deemed to have become the holder or holders of record of the Warrant Stock referred to in such notices of issuance.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided in Section 2(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula:

Where	X =	The number of shares of Warrant Stock to be issued to the Registered Holder.

	Y =	The total number of shares of Warrant Stock for which the Registered Holder has elected to exercise this Warrant (at the date of exercise).

	A =	The fair market value of one share of Warrant Stock (at the date of exercise).

	B =	The Purchase Price in effect under this Warrant as of the applicable date of exercise.

(ii) For purposes of this Section 2(c), the fair market value of Warrant Stock on the date of exercise shall mean with respect to each share of Warrant Stock:

(A) if the exercise is in connection with an initial public offering of the Company’s common stock, and if the Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering;

(B) if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s common stock is traded on a domestic securities exchange or actively traded over-the-counter:

(1) if the Company’s common stock is traded on a domestic securities exchange, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before date of exercise; or

(2) if the Company’s common stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of exercise; or

(C) if neither (A) nor (B) is applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of exercise from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 9(b), in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

(d) Delivery to Holder. As promptly as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates representing the number of shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Sections 2(a) or 2(c).

(e) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Registered Holder be conditioned upon the closing of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the closing of such transaction.

3. Adjustments.

(a) Stock Splits and Dividends. If the Company’s outstanding shares of the same class as the Warrant Stock shall be subdivided into a greater number of shares or a dividend in the Company’s shares of the same class as the Warrant Stock shall be paid in respect of the Company’s shares of the same class as the Warrant Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company’s outstanding shares of the same class as the Warrant Stock shall be combined into a smaller number of shares (by combination, reverse stock split or otherwise), the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately decreased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment. Any adjustment under this Section (a)(a)shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(b) Reclassification, Etc. In case there occurs any (i) reclassification or change of the outstanding securities of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (ii) reorganization (or consolidation) of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant), or (iii) any similar transaction (other than any such transaction covered by Section 3((a)) on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization or similar transaction shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 3.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 3, the Company shall promptly but in any event not later than ten (10) days, mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

4. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that none of the Company’s securities (including this Warrant and the Warrant Stock) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise (or any securities issued by the Company upon conversion or exchange thereof) in the absence of (i) an effective registration statement under the Securities Act as to the sale of any such securities and registration or qualification of such securities under any applicable U.S. federal or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each notice of issuance with respect to Warrant Stock issued upon the exercise of this Warrant (and any securities issued by the Company upon conversion or exchange thereof) shall bear a legend substantially to the foregoing effect.

(b) Transferability. Subject to the provisions of Section 4(a) hereof, the “Lockup” provisions in Section 6, the Company’s Amended and Restated Bylaws (as amended from time to time) (the “Bylaws”), including, without limitation, the transfer restrictions set forth in Article XI of the Bylaws, the ROFR Agreement (as defined below), the Voting Agreement (as defined below) and any other agreement between Registered Holder and the Company relating to transferability of such Registered Holder’s securities of the Company, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company. The Registered Holder acknowledges and agrees that this Warrant (including all interests in the Warrant Stock) and all shares issued upon exercise of this Warrant (or any securities issued by the Company upon conversion or exchange thereof) are subject to the terms and conditions set forth in the Bylaws.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5. Representations and Warranties of the Registered Holder. The Registered Holder hereby represents and warrants, as of the date hereof, to the Company that:

(a) Authorization. The Registered Holder has full power and authority to enter into this Warrant. The Warrant, when executed and delivered by the Registered Holder, will constitute a valid and legally binding obligation of the Registered Holder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Warrant is issued to the Registered Holder in reliance upon the Registered Holder’s representation to the Company, which by the Registered Holder’s acceptance of this Warrant, the Registered Holder hereby confirms, that the Warrant to be acquired by the Registered Holder and the Warrant Stock (and any securities issued by the Company upon conversion or exchange thereof) (collectively, the “Securities”) will be acquired for investment to be held in the name of its nominee, Shellwater & Co., without a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By accepting this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Notwithstanding the foregoing, the Registered Holder may, or may direct Company to, transfer an inventor’s share under The Regents Patent Policy, of the Warrant or Warrant Stock due to the Registered Holder to the Registered Holder investors of the patent rights licensed to Company under the Agreement. The Registered Holder has not been formed for the specific purpose of acquiring the Securities.

(c) Disclosure of Information. The Registered Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities. The Registered Holder understands that such discussions, as well as any written information delivered by the Company to the Registered Holder, were intended to describe the aspects of the Company’s business which it believes to be material.

(d) Restricted Securities. The Registered Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein. The Registered Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Registered Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Registered Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Registered Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Registered Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(e) No Public Market. The Registered Holder understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

(f) Accredited or Sophisticated Investor. The Registered Holder is (i) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or (ii) a sophisticated investor, experienced in investing in securities of emerging growth companies and acknowledges that the Registered Holder is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Registered Holder:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

(b) Capitalization. The authorized capital stock of the Company consists of 30,530,000 shares of common stock, par value $0.001, and 12,582,117 shares of preferred stock. 12,800,742 shares of common stock and 12,582,118 shares of preferred stock are issued and outstanding. All of the outstanding shares of the Company have been duly authorized, are fully paid up and nonassessable and were issued in compliance with all federal and state securities laws. The Company holds no stock in its treasury.

The Company has reserved 3,959,391 shares of its common stock for issuance to officers, directors, employees and consultants pursuant to its 2018 Stock Incentive Plan (the “Equity Incentive Plan”). Of such reserved shares of common stock, options to purchase 1,802,308 shares have been granted and are currently outstanding, and 1,862,711 shares of common stock remain available for issuance to officers, directors, employees and consultants under the Equity Incentive Plan.

Other than (i) the conversion privileges, and other rights, privileges and preferences of the preferred stock as stated in the Company’s Certificate of Incorporation and as provided by the Delaware General Corporation Law, (ii) as set forth in this Warrant, and (iii) the rights provided in the Company’s Investors’ Rights Agreement (as may be amended from time to time), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of common stock or preferred stock, or any securities convertible into or exchangeable for shares of common stock or preferred stock. All outstanding shares of the Company’s common stock are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the effective date of a registration statement filed under the Securities Act.

(c) With respect to the exercise of this Warrant, the Company hereby further represents, covenants and agrees:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized, legally binding and validly issued. All corporate actions on the part of the Company, its officers, directors and stockholders necessary for the issuance of this Warrant have been taken.

(ii) All shares of Warrant Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such shares of Warrant Stock are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges. The number of shares of Warrant Stock first set forth above are equal to one and one-half percent (1.5%) of the Company’s common stock on a FULLY-DILUTED BASIS (as defined in the Agreement) as of the effective date of the Agreement.

(iii) The Company shall take all such actions as may be necessary to ensure that all such shares of Warrant Stock are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of common stock or other securities constituting shares of Warrant Stock may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the company upon each such issuance).

7. Lock-up Agreement.

(a) Lock-up Period; Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act, as amended, Registered Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered or acquired in or after the IPO) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, and Registered Holder shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering. The foregoing provisions of this Section 7 shall be applicable to the Registered Holder only if all officers, directors, and stockholders individually owning more than two percent (2%) of the Company’s outstanding common stock (after giving effect to conversion into common stock of all outstanding preferred stock) are similarly bound.

(b) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of the Registered Holder (and the securities of every other person subject to the restrictions in Section 7(a)).

(c) Transferees Bound. The Registered Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 7.

8. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”):

(a) the tenth (10th) anniversary of the date of issuance first set forth above, or

(b) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, in connection with which all of the shares of the Company’s preferred stock are converted to common stock as set forth in the Company’s Certificate of Incorporation (an “IPO”), or

(c) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting securities of the Company is disposed of (a “Change of Control”), provided that this Section 8(c) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation.

Notwithstanding the foregoing Section 8(a), 8(b) and 8(c), if the Registered Holder has not exercised this Warrant in full prior to the Expiration Date, the closing of a Change of Control or an IPO, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 2(c) (Net Issue Exercise), without any further action on behalf of the Registered Holder, immediately prior to such closing; provided that if the Purchase Price exceeds the fair market value of one share of Warrant Stock, as determined by Section 2(c) as of immediately prior to such closing, the Warrant shall terminate as of immediately prior to such closing and not be deemed to be exercised.

9. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its outstanding stock of the same class as the Warrant Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right,

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company,

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of the Company’s outstanding stock of the same class as the Warrant Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

10. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

11. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

12. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

13. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

14. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Company and the Registered Holder. The determination of such firm shall be final and conclusive, and the fees and expenses of such valuation firm shall be borne by the Company.

15. Survival of Representations. Unless otherwise set forth in this Warrant, the representations, warranties and covenants contained in or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

16. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Warrant, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

17. Binding Agreements. With respect to the Warrant and Warrant Stock, the Registered Holder agrees to be bound by the terms and conditions of (i) the Voting Agreement, dated October 1, 2018, by and among the Company and the stockholders listed on schedules thereto (the “Voting Agreement”) and (ii) the Right of First Refusal and Co-Sale Agreement, dated October 1, 2018, by and among the Company and the stockholders listed on schedules thereto (the “ROFR Agreement”), in each case as a “Key Holder” and “Stockholder” thereunder (collectively, such agreements, the “Binding Agreements”).

18. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Warrant, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Warrant, the Agreement and the Binding Agreements set forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c) Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, shall be effective unless in writing signed by the Company and the Registered Holder. No delay or failure to require performance of any provision of this Warrant shall constitute a waiver of that provision as to that or any other instance.

(d) Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

(e) Notices. Any notice, demand or request required or permitted to be given under this Warrant shall be in writing and shall be deemed sufficient when delivered personally by hand (with written confirmation of receipt) or by overnight courier, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records. In case of notices to the Registered Holder, a copy of any such correspondence, which shall not constitute notice, shall be sent via email to:

(f) Severability. If one or more provisions of this Warrant are held to be invalid or unenforceable under applicable law, the parties agree to renegotiate such provision in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Warrant, (b) the balance of this Warrant shall be interpreted as if such provision were so excluded and (c) the balance of this Warrant shall be enforceable in accordance with its terms.

(g) Construction. This Warrant is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Warrant shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(h) Counterparts. This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Registered Holder have executed this Warrant as of the date first set forth above.

THE COMPANY:

SCRIBE THERAPEUTICS INC.

By:	/s/ Benjamin Oakes
Name: Benjamin L. Oakes
Title: President and CEO

Address:
1150 Marina Village Pkwy,
Alameda, CA 94530
United States

ACCEPTED AND AGREED:

THE REGISTERED HOLDER:

SHELLWATER & CO. AS NOMINEE FOR THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Jim Castro
Name: Jim Castro
Title: Director

Address:
Office of the CIO, 1111 Franklin St, 9th Floor
Oakland, CA 94607
Email:

33. EXHIBIT A

PURCHASE/EXERCISE FORM

To: Scribe Therapeutics Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ____, hereby irrevocably elects to (a) purchase ____________________ shares of the capital stock covered by such Warrant and herewith makes payment of $____________________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for ____________________ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 2(c) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties of the Registered Holder set forth in the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Warrant.

The undersigned further acknowledges that it has reviewed the “Lockup” provisions, and other provisions set forth in the Warrant and agrees to be bound by such provisions.

ACKNOWLEDGED AND AGREED TO BY THE REGISTERED HOLDER:

((Registered Holder)

By:

(Signature)
Name:
Title:

Address:

Email:

34. EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of capital stock covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile	Number No. of Shares

ACKNOWLEDGED AND AGREED TO BY THE REGISTERED HOLDER:

((Registered Holder)

By:

(Signature)
Name:
Title:

Address:

Email: